Exhibit 10.1

THE BANCORP, INC.

STOCK OPTION AND EQUITY PLAN OF 2011
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of                      , 2013 (the “Date of Grant”), is delivered by The Bancorp, Inc. (the “Company”) to                      the “Grantee”).

RECITALS

The Bancorp, Inc. Stock Option and Equity Plan of 2011 (the “Plan”) provides for the grant of shares of common stock of the Company (the “Shares”). The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a stock unit award grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee                      Restricted Stock Units (the “Award”).

2. Vesting. The Award shall vest on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date:

Date	Number of Awards Vesting
%
%

Each Restricted Stock Unit shall, upon vesting, represent the right to receive an equal number of Shares.  The vesting of the Award is cumulative, but shall not exceed 100% of the Restricted Stock Units subject to the Award. The Restricted Stock Units shall fully vest on                      , 20    , if the Grantee is employed by, or providing service to, the Employer on such date. If the foregoing schedule would produce fractional Shares, the number of Shares vested shall be rounded down to the nearest whole Share.

3. Terms and Conditions of Stock Award.

The grant of Restricted Stock shall be subject to the following terms and conditions:

(a)  Limitations on Rights Associated with Restricted Stock Units. The Restricted Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b)  Restrictions. The Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until such Restricted Stock Units have vested. Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c)  Timing and Manner of Payment of Restricted Stock Units. As soon as practicable after the date any Restricted Stock Units subject to the Award vest, such Restricted Stock Units shall be paid by the Company delivering to the Grantee a number of Shares equal to the number of Restricted Stock Units that vest (rounded down to the nearest whole share). The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company unless the Company is otherwise instructed in writing. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any stock exchange.

(d)  Termination of Employment.  Upon the happening of any of the following events prior to the lapsing of restrictions set forth in accordance with Section 2, such portion of the Restricted Stock Units held by the Grantee shall be automatically forfeited by the Grantee:

(i) The Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined below) or death.

(ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability. For purposes of this Agreement, “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer.

(e)  Income Taxes. The Company may satisfy income tax withholding by any one or combination of the following methods: (i) by requiring the Grantee to pay such amount in cash or check; or (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee.  The company may modify these provisions as necessary to preclude a charge to the company’s earnings or for operational purposes.

4. Change of Control. The provisions of the Plan applicable to a Change of Control, mergers or other corporate transactions shall apply to the Award, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan. In the event of a change of control, in which the recipient will either involuntarily forfeit their current position, or will be employed at a significantly lower salary, all unvested shares shall immediately vest.

5. Award Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Award is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. No Employment or Other Rights. The grant of the Award shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

7. Assignment and Transfers. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units before they vest in accordance with Section 2, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Award by notice to the Grantee, and the Award and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

8.  Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

9. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

10. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Committee at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ATTEST:	THE BANCORP, INC.

By:

I hereby accept the Stock Award described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date: